UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 10, 2002


                               CALPINE CORPORATION

                            (A Delaware Corporation)

                        Commission File Number: 001-12079

                  I.R.S. Employer Identification No. 77-0212977


                           50 West San Fernando Street

                           San Jose, California 95113

                            Telephone: (408) 995-5115

ITEM 5.  OTHER EVENTS

     On September 10, 2002, Calpine Corporation provided an update of its non-strategic asset sales program for 2002 consisting of approximately $650 million of potential asset sales that would enhance liquidity and strengthen its balance sheet.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      Not applicable.

(b)      Not applicable.

(c)      Exhibits.

         99.0 Press release dated September 10, 2002 - Calpine Provides Update on Non-Strategic Asset Sales


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               CALPINE CORPORATION

                          By: /s/ Charles B. Clark, Jr.
                              -------------------------
                              Charles B. Clark, Jr.
                      Senior Vice President and Controller
                            Chief Accounting Officer

Date:  September 10, 2002

EXHIBIT 99.0

NEWS RELEASE                                              CONTACTS: 408/995-5115
                                        Media Relations: Katherine Potter, X1168
                                         Investor Relations: Rick Barraza, X1125


              CALPINE PROVIDES UPDATE ON NON-STRATEGIC ASSET SALES

     (SAN JOSE, CALIF.) September 10, 2002 - Calpine Corporation [NYSE:CPN] today provided an update of its non-strategic asset sales program for 2002 consisting of approximately $650 million of potential asset sales that would enhance liquidity and strengthen its balance sheet. Since January 2002, more than $260 million of asset sales have been identified:

     o Calpine sold its 11.4 percent minority interest in the 200-megawatt Lockport Power Plant for approximately $27 million to Fortistar LLC. This transaction was completed in the first quarter of 2002.

     o The company announced plans to sell its 180-megawatt De Pere Energy Center peaking facility to Wisconsin Public Service for $120 million. This transaction is expected to close in the fourth quarter of 2002.

     o Last month, the company completed the sale of certain non-strategic Canadian oil and gas properties for approximately $81 million.

     o    Termination of a Canadian power  development  partnership  resulted in
          the   reimbursement  to  Calpine  of  approximately   $14  million  of
          development costs.

     o Calpine has entered into a letter of intent to sell two of its General Electric LM6000 combustion gas turbines. The company expects to complete this asset sale in the fourth quarter of 2002.

     "We are very pleased with the progress made to date on the sale of non-strategic assets. Calpine remains focused on further enhancing our liquidity position and improving our balance sheet, while preserving the long-term value of our business," stated Bob Kelly, Calpine CFO and executive vice president.

     The company continues to evaluate the potential sales of certain assets, including additional oil and gas properties, power sales agreements and non-strategic power assets. Any future asset sales could involve Calpine receiving the purchase price in the form of cash or the combination of cash and Calpine debt securities as consideration for the assets. Any debt securities offered as consideration could include securities currently held by the purchaser, or securities acquired in open market purchases or privately negotiated transactions.

     Based in San Jose, Calif., Calpine Corporation is an independent power company that is dedicated to providing customers with clean, efficient, natural gas-fired power generation. It generates and markets power through plants it develops, owns and operates in 23 states in the United States, three provinces in Canada and in the United Kingdom. Calpine also is the world's largest producer of renewable geothermal energy, and it owns approximately 1.1 trillion cubic feet equivalent of proved natural gas reserves in Canada and the United States. The company was founded in 1984 and is publicly traded on the New York Stock Exchange under the symbol CPN. For more information about Calpine, visit its website at www.calpine.com.

     This news release discusses certain matters that may be considered "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the intent, belief or current expectations of Calpine Corporation ("the Company") and its management. Prospective investors are cautioned that any such forwardlooking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results such as, but not limited to, (i) the timing and extent of deregulation of energy markets and the rules and regulations adopted on a transitional basis with respect thereto, (ii) the timing and extent of changes in commodity prices for energy, particularly natural gas and electricity, (iii) commercial operations of new plants that may be delayed or prevented because of various development and construction risks, such as a failure to obtain the necessary permits to operate, failure of third-party contractors to perform their contractual obligations or failure to obtain financing on acceptable terms, (iv) unscheduled outages of operating plants, (v) unseasonable weather patterns that produce reduced demand for power,
(vi) systemic  economic  slowdowns,  which can adversely  affect  consumption of power by businesses and consumers, (vii) cost estimates are preliminary and actual costs may be higher than estimated, (viii) a competitor's development of lower-cost generating gas-fired power plants, (ix) risks associated with marketing and selling power from power plants in the newly-competitive energy market, (x) the successful exploitation of an oil or gas resource that ultimately depends upon the geology of the resource, the total amount and costs to develop recoverable reserves and operations factors relating to the extraction of natural gas, (xi) the effects on the Company's business resulting from reduced liquidity in the trading and power industry, (xii) the Company's ability to access the capital markets on attractive term, (xiii) sources and uses of cash are estimates based on current expectations; actual sources may be lower and actual uses may be higher than estimated, (xiv) the direct or indirect effects on the Company's business of a lowering of its credit rating (or actions it may take in response to changing credit rating criteria), including, increased collateral requirements, refusal by the Company's current or potential counterparties to enter into transactions with it and its inability to obtain credit or capital in desired amounts or on favorable terms, and (xv) other risks identified from time-to-time in our reports and registration statements filed with the SEC, including the risk factors identified in our Quarterly Report on Form 10Q for the quarter ended June 30, 2002 and in our Annual Report on Form 10-K for the year ended December 31, 2001, which can be found on the Company's web site at www.calpine.com. All information set forth in this news release is as of today's date, and the Company undertakes no duty to update this information.